CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 12, 2004, relating to the financial highlights which appears in the February 29, 2004 Annual Report to the Board of Trustees and Shareholders of Franklin Tax-Free Trust (the "Funds") also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.





/S/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PricewaterhouseCoopers LLP
June 28, 2004